Exhibit 99.1

PRESS RELEASE:

TEXAS UNITED BANCSHARES, INC.

October 20, 2006

TEXAS UNITED BANCSHARES, INC.

THIRD QUARTER NET EARNINGS UP 28.8%

Third Quarter and Year-to-date 2006 Highlights:

•	3rd quarter 2006 net earnings up 28.8% and year-to-date net earnings up 41.0%
•	Loans up 23.0% since December 31, 2005 and up 49.7% from a year ago
•	3rd quarter 2006 loan portfolio repositioning: $5.4 million in loans reclassified as “held-for-sale”; $1.1 million loss recognized
•	Deposits up 20.4% since December 31, 2005 and up 53.3% from a year ago
•	Entered into a merger agreement to be acquired by Prosperity Bancshares, Inc.; Merger expected 1st Quarter of 2007

LA GRANGE, Texas, October 20, 2006. — Texas United Bancshares, Inc. (NASDAQ: TXUI), a community banking organization and parent company of State Bank, La Grange, Texas, GNB Financial, n.a., Gainesville, Texas, Gateway National Bank, Dallas, Texas, and Northwest Bank, Roanoke, Texas, today reports net earnings of $3.5 million for the third quarter ended September 30, 2006, an increase of $776,000 or 28.8% compared with $2.7 million for the third quarter of 2005. Diluted earnings per share for the third quarter of 2006 were $0.32, a decrease of $0.02 per diluted share or 5.9% compared with $0.34 per diluted share for the third quarter of 2005. Net earnings for the nine months ended September 30, 2006 were $11.4 million, an increase of $3.3 million or 41.0% compared with $8.1 million for the same nine months of 2005. Diluted earnings per share for the nine months ended September 30, 2006 were $1.10, an increase of $0.08 per diluted share or 7.8% compared with $1.02 per diluted share for the same nine months of 2005.

Results of Operations:

Net Interest Income. Net interest income, before the provision for loan losses, for the third quarter of 2006 was $19.5 million, an increase of $5.8 million or 42.1% compared with $13.8 million for the third quarter of 2005. The net interest margin for the third quarter of 2006 was 4.91%, an improvement of 6 basis points compared with 4.85% for the third quarter of 2005. Net interest income, before the provision for loan losses, for the nine months ended September 30, 2006 was $55.3 million, an increase of $17.1 million or 44.6% compared with $38.2 million for the same nine months of 2005. The net interest margin for the nine months ended September 30, 2006 was 4.95%, an improvement of 14 basis points compared with 4.81% for the same nine months of 2005.

The increases in net interest income and the improvements in the net interest margin for the three and nine months ended September 30, 2006, compared with the same three and nine months ended September 30, 2005, were primarily due to higher yields on earning-assets as a result of increased market interest rates and larger earning-asset volumes as a result of the acquisitions of Gateway Holding Company on December 1, 2005, The Express Bank of Texas on February 14, 2006, and Northwest Bancshares on April 1, 2006, in addition to continued internal growth. This was partially offset by increased pricing pressures on interest-bearing liabilities, higher market interest rates and increased interest-bearing liability volumes. As long as market interest rates remain at current levels or increase, the Company’s net interest margin is anticipated to remain consistent but may experience pressure should market interest rates decline.

Interest Income. Interest income from average earning-assets for the third quarter ended September 30, 2006 was $31.6 million, an increase of $11.7 million or 59.1% compared with $19.9 million for the third quarter of 2005. Average earning-assets for the third quarter ended September 30, 2006 were $1.579 billion, an increase of $455.4 million or 40.5% compared with average earning-assets of $1.124 billion for the third quarter of 2005. The yield on average earning-assets for the third quarter ended September 30, 2006 was 7.94%, an increase of 93 basis points compared with the yield on average earning-assets of 7.01% for the third quarter of 2005.

Interest income from average earning-assets for the nine months ended September 30, 2006 was $86.5 million, an increase of $32.5 million or 60.1% compared with $54.0 million for the same nine months of 2005. Average earning-assets for the nine months ended September 30, 2006 were $1.493 billion, an increase of $429.0 million or 40.3% compared with average earning-assets of $1.064 billion for the same nine months of 2005. The yield on average earning-assets for the nine months ended September 30, 2006 was 7.75%, an increase of 96 basis points compared with the yield on average earning-assets of 6.79% for the same nine months of 2005.

The increases in interest income for the three and nine months ended September 30, 2006, compared with the same three and nine months ended September 30, 2005, were primarily due to higher earning-assets, principally loan increases attributed to acquired and organic loan growth.

Interest Expense. Interest expense from average interest-bearing liabilities for the third quarter ended September 30, 2006 was $12.1 million, an increase of $6.0 million or 97.2% compared with $6.1 million for the third quarter of 2005. Average interest-bearing liabilities for the third quarter ended September 30, 2006 were $1.283 billion, an increase of $344.9 million or 36.8% compared with average interest-bearing liabilities of $938.0 million for the third quarter of 2005. The cost of average interest-bearing liabilities for the third quarter ended September 30, 2006 was 3.73%, an increase of 114 basis points compared with the cost of average interest-bearing liabilities of 2.59% for the third quarter of 2005.

Interest expense from average interest-bearing liabilities for the nine months ended September 30, 2006 was $31.2 million, an increase of $15.4 million or 97.6% compared with $15.8 million for the same nine months of 2005. Average interest-bearing liabilities for the nine months ended September 30, 2006 were $1.210 billion, an increase of $321.9 million or 36.3% compared with average interest-bearing liabilities of $888.0 million for the same nine months of 2005. The cost of average interest-bearing liabilities for the nine months ended September 30, 2006 was 3.45%, an increase of 107 basis points compared with the cost of average interest-bearing liabilities of 2.38% for the same nine months of 2005.

The increases in interest expense for the three and nine months ended September 30, 2006, compared with the same three and nine months ended September 30, 2005, were primarily due to increased pricing pressures on interest-bearing liabilities as a result of increased market interest rates on larger interest-bearing liability volumes. The larger interest-bearing liability volumes in both periods reflect growth from the recent acquisitions of Gateway, Express and Northwest and continued internal growth.

Noninterest Income. Total noninterest income for the third quarter ended September 30, 2006 was $4.9 million, a decrease of $1.5 million or 23.8% compared with $6.4 million for the third quarter of 2005 and was primarily due to a $1.1 million lower of cost or estimated fair value adjustment recognized in the third quarter of 2006 in connection with approximately $5.4 million in loans reclassified as “held-for-sale,” as discussed in more detail below.

Service charges on deposit accounts for the third quarter of 2006 were $3.1 million, an increase of $692,000 or 28.9% compared with $2.4 million for the third quarter of 2005. Mortgage servicing revenue for the third quarter of 2006 was $682,000, an increase of $324,000 or 90.5% compared with $358,000 for the third quarter of 2005 and was primarily the result of increased volumes in the mortgage servicing portfolio in 2006. Other noninterest income for the third quarter of 2006 was $1.6 million, an increase of $426,000 or 35.3% compared with $1.2 million for the third quarter of 2005. The increases in service charges on deposit accounts and other banking-services related revenue (other noninterest income) for the third quarter ended September 30, 2006, compared with the same quarter of 2005, was primarily the result of an expanded customer base as a result of the recent acquisitions and internal growth.

Net gains on sales of mortgage and SBA loans for the third quarter of 2006 were $629,000, a decrease of $1.9 million or 75.0% compared with net gains on sales of mortgage loans of $2.5 million for the third quarter of 2005. This was primarily due to decreased mortgage loan and SBA origination volumes during the third quarter of 2006, compared with same quarter of 2005, which contributed to reductions in the volumes on sales of mortgage and SBA loans.

During the third quarter of 2006, the Company repositioned approximately $5.4 million in loans as “held-for-sale” pending a future sale of these loans into the secondary wholesale market. In connection with this repositioning, the Company recognized a lower of cost or estimated fair value adjustment on these loans of approximately $1.1 million which was recorded as a reduction to noninterest income, categorized as “net loss on sales of commercial and other loans.” On October 12, 2006, the sale of these loans was consummated and an additional adjustment of approximately $20,000 was recognized for the fourth quarter of 2006.

Total noninterest income for the nine months ended September 30, 2006 was $18.4 million, a decrease of $541,000 or 2.9% compared with $18.9 million for the same nine months of 2005 and was primarily due to the $1.1 million lower of cost or estimated fair value adjustment discussed in the preceding paragraph.

Service charges on deposit accounts for the nine months ended September 30, 2006 were $8.7 million, an increase of $2.0 million or 30.0% compared with $6.7 million for the same nine months of 2005. Mortgage servicing revenue for the nine months ended September 30, 2006 was $1.4 million, an increase of $442,000 or 48.2% compared with $917,000 for the same nine months of 2005. Other noninterest income for the nine months ended September 30, 2006 was $5.4 million, an increase of $1.4 million or 34.5% compared with $4.0 million for the same nine months of 2005. The increases in service charges on deposit accounts and other banking-services related revenue (other noninterest income) for the nine months ended September 30, 2006, compared with the same nine months of 2005, was primarily the result of an expanded customer base as a result of internal growth and the recent acquisitions which is evidenced by the higher volumes and the increased number of loan and deposit accounts in 2006 compared with 2005.

Net gains on sales of mortgage and SBA loans for the nine months ended September 30, 2006 were $4.2 million, a decrease of $3.3 million or 43.8% compared with net gains on sales of mortgage and SBA loans of $7.5 million for the same nine months of 2005. This was primarily due to decreased mortgage loan and SBA origination volumes during the nine months ended September 30, 2006, compared with same nine months of 2005, which contributed to reductions in the volumes on sales of mortgage and SBA loans.

Noninterest Expense. Total noninterest expense for the third quarter ended September 30, 2006 was $19.1 million, an increase of $3.9 million or 25.9% compared with $15.2 million for the third quarter of 2005. Salaries and benefits expense for the third quarter of 2006 was $10.6 million, an increase of $1.1 million or 11.3% compared with $9.5 million for the third quarter of 2005. Occupancy expense for the third quarter of 2006 was $2.9 million, an increase of $906,000 or 45.6% compared with $2.0 million for the third quarter of 2005. Other noninterest expense for the third quarter of 2006 was $5.7 million, an increase of $2.0 million or 52.7% compared with $3.7 million for the third quarter of 2005.

Total noninterest expense for the nine months ended September 30, 2006 was $55.5 million, an increase of $13.2 million or 31.3% compared with $42.3 million for the same nine months of 2005. Salaries and benefits expense for the nine months ended September 30, 2006 was $31.6 million, an increase of $6.9 million or 27.8% compared with $24.7 million for the same nine months of 2005. Occupancy expense for the nine months ended September 30, 2006 was $8.1 million, an increase of $2.3 million or 40.4% compared with $5.8 million for the same nine months of 2005. Other noninterest expense for the nine months ended September 30, 2006 was $15.8 million, an increase of $4.0 million or 34.4% compared with $11.8 million for the same nine months of 2005.

Included in other noninterest expense for the nine months ended September 30, 2006 was a reduction of $500,000 in goodwill as a result of the closing of seven underperforming mortgage loan production offices that primarily occurred in the second quarter of 2006. Additionally, included in salaries and benefits expense for the nine months ended September 30, 2006 was $953,000 of stock appreciation rights expense, $118,000 of stock options compensation expense, $253,000 of share-based compensation amortization (from restricted stock grants) and $700,000 of projected 2006 performance-related incentive compensation expense.

The increase in total noninterest expense for the three and nine months ended September 30, 2006, compared with the same three and nine months ended September 30, 2005, reflects the impact of the Company’s acquisition activities which include the recent acquisitions of Gateway, Express and Northwest.

Financial Condition:

Total Assets. Total assets at September 30, 2006 were $1.855 billion, an increase of $302.5 million or 19.5% compared with $1.552 billion at December 31, 2005 and an increase of $599.4 million or 47.7% compared with $1.256 billion at September 30, 2005. The return on average assets for the third quarter of 2006 was 0.74%, a decrease of 10 basis points compared with 0.84% for the third quarter of 2005. The return on average assets for the nine months ended September 30, 2006 was 0.88% compared with 0.89% for the same nine months of 2005.

Loans. Total loans (including loans held for sale) at September 30, 2006 were $1.269 billion, an increase of $237.4 million or 23.0% compared with total loans of $1.032 billion at December 31, 2005 and an increase of $421.4 million or 49.7% compared with total loans of $847.9 million at September 30, 2005. On February 14, 2006, the Company acquired approximately $19.0 million of loans in connection with the acquisition of Express and on April 1, 2006, the Company acquired approximately $107.2 million of loans in connection with the acquisition of Northwest Bank. At September 30, 2006, total loans were 94.0% of total deposits compared with 92.01% at December 31, 2005 and 96.27% at September 30, 2005.

During the third quarter of 2006, the Company repositioned approximately $5.4 million in loans as “held-for-sale” pending a future sale of these loans into the secondary wholesale market. In connection with this repositioning, the Company recognized a lower of cost or estimated fair value adjustment on these loans of approximately $1.1 million which was recorded as a reduction to noninterest income, categorized as “net loss on sales of commercial and other loans.”

Asset Quality. Nonperforming assets consist of nonaccrual loans, accruing loans ninety days or more past-due, and other real estate and repossessed assets. At September 30, 2006 total nonperforming assets were $8.4 million or 0.45% of total assets, an increase of $1.3 million or 18.9% compared with nonperforming assets of $7.1 million or 0.46% of total assets at December 31, 2005 and an increase of $2.3 million or 37.5% compared with nonperforming assets of $6.1 million or 0.49% of total assets at September 30, 2005.

Nonperforming loans (nonaccrual loans and accruing loans ninety days or more past-due) at September 30, 2006 were $6.5 million or 0.52% of total loans, an increase of $1.8 million or 38.8% compared with nonperforming loans of $4.7 million or 0.46% of total loans at December 31, 2005 and an increase of $1.6 million or 32.2% compared with nonperforming loans of $5.0 million or 0.58% of total loans at September 30, 2005.

Other real estate and repossessed assets at September 30, 2006 were $1.9 million, a decrease of $493,000 or 20.9% compared with other real estate and repossessed assets of $2.4 million at December 31, 2005, and an increase of $700,000 or 60.0% compared with other real estate and repossessed assets of $1.2 million at September 30, 2005.

Net charge-offs for the third quarter of 2006 were $755,000 or 0.24% of average loans, an increase of $171,000 or 29.3% compared with net charge-offs of $584,000 or 0.28% of average loans for the third quarter of 2005. Net charge-offs for the nine months ended September 30, 2006 were $2.1 million or 0.24% of average loans, an increase of $498,000 or 30.2% compared with net charge-offs of $1.6 million or 0.29% of average loans for the same nine months of 2005. The allowance for loan losses at September 30, 2006 was $10.6 million or 0.84% of total loans, an increase of $1.0 million or 10.5% compared with $9.6 million or 0.93% of total loans at December 31, 2005, and an increase of $2.8 million or 35.3% compared with $7.8 million or 0.92% of total loans at September 30, 2005. The ratio of the allowance for loan losses to nonperforming loans at September 30, 2006 was 161.93% compared with 203.39% at December 31, 2005 and 158.19% at September 30, 2005.

Deposits. Total deposits at September 30, 2006 were $1.350 billion, an increase of $228.8 million or 20.4% compared with total deposits of $1.121 billion at December 31, 2005 and an increase of $469.5 million or 53.3% compared with total deposits of $880.7 million at September 30, 2005. On February 14, 2006, the Company assumed approximately $37.8 million in deposits in connection with the acquisition of Express and on April 1, 2006, the Company assumed approximately $121.2 million of deposits in connection with the acquisition of Northwest Bank. At September 30, 2006, noninterest-bearing demand deposits were 29.3% of total deposits, compared with 28.3% at December 31, 2005, and 24.7% at September 30, 2005.

Shareholders’ Equity. Shareholders’ equity at September 30, 2006 was $174.7 million, an increase of $36.8 million or 26.7% compared with shareholders’ equity of $137.9 million at December 31, 2005, and an increase of $65.7 million or 60.3% compared with shareholders’ equity of $109.0 million at September 30, 2005. The return on average tangible equity for the third quarter of 2006 was 20.56%, an increase of 212 basis points compared with 18.44% for the third quarter of 2005. The return on average tangible equity for the nine months ended September 30, 2006 was 23.30%, an increase of 421 basis points compared with 19.09% for the same nine months of 2005. At September 30, 2006, there were 10,727,916 shares of Texas United common stock outstanding.

Texas United Bancshares, Inc. is a registered financial holding company listed on the NASDAQ Global Market under the symbol “TXUI.” The Company operates through four wholly-owned subsidiary banks, State Bank, GNB Financial, n.a., Gateway National Bank and Northwest Bank, each of which offer a complete range of banking services. State Bank is headquartered in La Grange, Texas with 25 full-service banking centers located in central and south central Texas. GNB Financial is headquartered in Gainesville, Texas with seven full-service banking centers located in Cooke, Denton and Ellis counties, north and south of the Dallas-Fort Worth metroplex. Gateway National Bank is headquartered in Dallas, Texas with six Dallas-area full-service banking centers. Northwest Bank is located in Roanoke, Texas with five full-service banking centers located in and around the Dallas-Fort Worth metroplex. In addition, State Bank operates six mortgage loan production offices and three limited service branches located in and around the Houston, Austin, and San Antonio, Texas metropolitan areas.

Forward-Looking Statements:

Except for historical information, certain of the matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the following: general business and economic conditions in the markets Texas United serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in the interest rate environment which could reduce Texas United’s net interest margin; acquisition integration may be more difficult than anticipated; legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry; competitive factors may increase, including product and pricing pressures among financial services organizations; and changes in accounting principles, policies or guidelines. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in Texas United’s reports and registration statements filed with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

Contact:

Jeffrey A. Wilkinson

Executive Vice President and Chief Financial Officer

979-968-8451

jeff.wilkinson@statebanktx.com

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited)		(Unaudited)
	September 30, 2006	December 31, 2005	September 30, 2005
ASSETS
Cash and due from banks	$57,030	$61,766	$41,282
Federal funds sold and other temporary investments	45,710	33,620	6,600

Total cash and cash equivalents	102,740	95,386	47,882

Securities available for sale, at fair value	252,118	243,011	223,668
Securities held to maturity, at cost	25,580	26,163	24,563

Loans, held for investment	1,236,198	1,014,301	837,560
Loans, held for sale	33,046	17,537	10,301

Total loans, gross	1,269,244	1,031,838	847,861
Allowance for loan losses	(10,600)	(9,592)	(7,835)

Total loans, net	1,258,644	1,022,246	840,026

Premises and equipment, net	63,299	53,610	43,807
Accrued interest receivable	10,228	7,433	6,207
Goodwill	86,468	63,396	40,117
Core deposit intangibles, net	12,042	8,847	4,783
Mortgage servicing rights, net	5,647	4,878	4,834
Other assets	38,156	27,489	19,635

Total assets	$1,854,922	$1,552,459	$1,255,522

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$395,072	$317,723	$217,638
Interest-bearing	955,118	803,699	663,090

Total deposits	1,350,190	1,121,422	880,728

Securities sold under repurchase agreements	12,175	7,120	6,698
Federal funds purchased	14,294	21,901	—
Junior subordinated deferrable interest debentures	49,996	37,624	17,520
Borrowings	237,758	205,755	227,882
Other liabilities	15,815	20,724	13,708

Total liabilities	1,680,228	1,414,546	1,146,536

SHAREHOLDERS' EQUITY
Common stock	10,690	9,210	7,851
Additional paid-in capital	129,676	102,682	76,171
Retained earnings	38,986	30,045	28,149
Accumulated other comprehensive loss	(4,541)	(3,907)	(3,068)
Less treasury stock, at cost	(117)	(117)	(117)

Total shareholders' equity	174,694	137,913	108,986

Total liabilities and shareholders' equity	$1,854,922	$1,552,459	$1,255,522

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	(Unaudited)
	For The Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 30, 2005	September 30, 2005
INTEREST INCOME
Loans	$28,145	$26,613	$21,935	$19,141	$17,079
Investment securities—taxable	2,658	2,539	2,432	2,093	2,483
Investment securities—tax-exempt	447	441	372	292	296
Federal funds sold and other temporary investments	369	267	301	177	17

Total interest income	31,619	29,860	25,040	21,703	19,875

INTEREST EXPENSE
Deposits	7,328	6,709	5,437	4,097	3,499
Federal funds purchased	343	231	102	74	378
Borrowings	3,068	2,588	2,245	2,227	1,824
Securities sold under repurchase agreements	378	59	39	32	29
Junior subordinated deferrable interest debentures	955	965	759	550	391

Total interest expense	12,072	10,552	8,582	6,980	6,121

Net interest income, before provision for loan losses	19,547	19,308	16,458	14,723	13,754
Provision for loan losses	360	635	560	1,040	1,035

Net interest income, after provision for loan losses	19,187	18,673	15,898	13,683	12,719

NONINTEREST INCOME
Service charges on deposit accounts	3,090	3,082	2,536	2,489	2,398
Mortgage servicing revenue	682	451	226	220	358
Net gain (loss) on sales of securities	—	(134)	2	15	(63)
Net gain on sales of mortgage and SBA loans	629	1,852	1,732	2,047	2,521
Net loss on sales of commercial and other loans	(1,139)	—	—	—	—
Other noninterest income	1,632	1,474	2,253	982	1,206

Total noninterest income	4,894	6,725	6,749	5,753	6,420

NONINTEREST EXPENSE
Salaries and benefits	10,566	10,818	10,217	9,123	9,492
Occupancy	2,892	2,824	2,410	2,023	1,986
Other noninterest expense	5,685	5,652	4,458	4,222	3,724

Total noninterest expense	19,143	19,294	17,085	15,368	15,202

Earnings before provision for income tax expense	4,938	6,104	5,562	4,068	3,937
Provision for income tax expense	1,472	1,946	1,762	1,436	1,247

Net earnings	$3,466	$4,158	$3,800	$2,632	$2,690

Earnings per common share:
Basic	$0.32	$0.39	$0.40	$0.32	$0.34
Diluted	$0.32	$0.39	$0.40	$0.31	$0.34

Dividends per common share	$0.08	$0.08	$0.08	$0.08	$0.08

Weighted average shares outstanding—basic	10,666	10,576	9,447	8,298	7,815
Weighted average shares outstanding—diluted	10,848	10,753	9,583	8,555	7,979

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	(Unaudited)
	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2006	2005	2006	2005
INTEREST INCOME
Loans	$28,145	$17,079	$76,693	$45,452
Investment securities—taxable	2,658	2,483	7,627	7,994
Investment securities—tax-exempt	447	296	1,262	529
Federal funds sold and other temporary investments	369	17	937	58

Total interest income	31,619	19,875	86,519	54,033

INTEREST EXPENSE
Deposits	7,328	3,499	19,474	9,927
Federal funds purchased	343	378	676	851
Borrowings	3,068	1,824	7,901	3,765
Securities sold under repurchase agreements	378	29	476	75
Junior subordinated deferrable interest debentures	955	391	2,679	1,171

Total interest expense	12,072	6,121	31,206	15,789

Net interest income, before provision for loan losses	19,547	13,754	55,313	38,244
Provision for loan losses	360	1,035	1,555	2,798

Net interest income, after provision for loan losses	19,187	12,719	53,758	35,446

NONINTEREST INCOME
Service charges on deposit accounts	3,090	2,398	8,708	6,696
Mortgage servicing revenue	682	358	1,359	917
Net gain (loss) on sales of securities	—	(63)	(132)	(184)
Net gain on sales of mortgage and SBA loans	629	2,521	4,213	7,496
Net loss on sales of commercial and other loans	(1,139)	—	(1,139)	—
Other noninterest income	1,632	1,206	5,359	3,984

Total noninterest income	4,894	6,420	18,368	18,909

NONINTEREST EXPENSE
Salaries and benefits	10,566	9,492	31,601	24,733
Occupancy	2,892	1,986	8,126	5,786
Other noninterest expense	5,685	3,724	15,795	11,754

Total noninterest expense	19,143	15,202	55,522	42,273

Earnings before provision for income tax expense	4,938	3,937	16,604	12,082
Provision for income tax expense	1,472	1,247	5,180	3,978

Net earnings	$3,466	$2,690	$11,424	$8,104

Earnings per common share:
Basic	$0.32	$0.34	$1.12	$1.04
Diluted	$0.32	$0.34	$1.10	$1.02

Dividends per common share	$0.08	$0.08	$0.24	$0.24

Weighted average shares outstanding—basic	10,666	7,815	10,230	7,806
Weighted average shares outstanding—diluted	10,848	7,979	10,367	7,965

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollars in thousands, except per share data)

	(Unaudited)
	2006
	9 Months	3rd Qtr	2nd Qtr	1st Qtr
EARNINGS
Interest income	$86,519	$31,619	$29,860	$25,040
Interest expense	31,206	12,072	10,552	8,582

Net interest income, before provision for loan losses	55,313	19,547	19,308	16,458
Provision for loan losses	1,555	360	635	560

Net interest income, after provision for loans losses	53,758	19,187	18,673	15,898
Noninterest income	18,368	4,894	6,725	6,749
Noninterest expense	55,522	19,143	19,294	17,085

Net earnings, before provision for income taxes	16,604	4,938	6,104	5,562
Provision for income taxes	5,180	1,472	1,946	1,762

Net earnings	$11,424	$3,466	$4,158	$3,800

Basic earnings per share	$1.12	$0.32	$0.39	$0.40
Diluted earnings per share	$1.10	$0.32	$0.39	$0.40

Weighted average basic shares outstanding (in 000's)	10,230	10,666	10,576	9,447
Weighted average diluted shares outstanding (in 000's)	10,367	10,848	10,753	9,583
Shares outstanding at end of period (in 000's)	10,728	10,728	10,690	9,634

PERFORMANCE RATIOS
Return on average assets	0.88%	0.74%	0.93%	0.98%
Return on average equity	9.44%	7.94%	9.89%	10.74%
Return on average tangible equity	23.30%	20.56%	26.32%	23.25%
Net interest margin	4.95%	4.91%	5.03%	4.91%
Efficiency ratio, gross	75.22%	78.32%	73.73%	73.62%
Efficiency ratio, net	72.82%	75.67%	71.29%	69.99%
Full-time equivalent employees	648	648	664	629

CAPITAL
Average equity to average assets	9.30%	9.37%	9.38%	9.12%
Book value per share	$16.28	$16.28	$15.84	$15.18
Tangible book value per share	$7.10	$7.10	$6.58	$7.11
Cash dividends per share	$0.24	$0.08	$0.08	$0.08
Dividend payout ratio	21.7%	24.8%	20.6%	20.3%

ASSET QUALITY
Gross charge-offs	$3,007	$1,087	$984	$936
Recoveries from charge-offs	$(860)	$(332)	$(315)	$(213)

Net charge-offs	$2,147	$755	$669	$723
Net charge-offs to average loans	0.24%	0.24%	0.22%	0.28%
Allowance for loan losses	$10,600	$10,600	$10,995	$9,886
Allowance for loan losses to total loans	0.84%	0.84%	0.88%	0.90%
Allowance for loan losses to nonperforming loans	161.93%	161.93%	218.98%	195.49%
Loan to deposit ratio	94.00%	94.00%	94.91%	91.04%

Nonaccural loans	$4,295	$4,295	$3,479	$3,303
Loans accruing 90 days or more past due	$2,251	$2,251	$1,542	$1,754

Total nonperforming loans	$6,546	$6,546	$5,021	$5,057
Other real estate and repossessed assets	$1,867	$1,867	$1,525	$1,260
Total nonperforming assets	$8,413	$8,413	$6,546	$6,317
Nonperforming loans to total loans	0.52%	0.52%	0.40%	0.46%
Nonperforming assets to total assets	0.45%	0.45%	0.36%	0.39%

END OF PERIOD BALANCES
Loans, including loans held for sale	$1,269,244	$1,269,244	$1,255,217	$1,096,975
Total earning assets (before allowance for loan losses)	1,592,653	1,592,653	1,545,511	1,398,553
Total assets	1,854,922	1,854,922	1,818,295	1,630,403
Deposits	1,350,190	1,350,190	1,322,544	1,204,948
Shareholders' equity	174,694	174,694	169,298	146,221
Tangible equity	76,184	76,184	70,388	68,479

AVERAGE BALANCES
Loans, including loans held for sale	$1,178,793	$1,252,898	$1,227,693	$1,054,888
Total earning assets (before allowance for loan losses)	1,492,758	1,579,471	1,539,293	1,358,493
Total assets	1,740,792	1,849,075	1,797,737	1,574,542
Deposits	1,267,147	1,322,243	1,320,435	1,158,407
Shareholders' equity	161,847	173,295	168,690	143,556
Tangible equity	71,882	74,605	69,629	71,396

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollars in thousands, except per share data)

	(Unaudited)
	2005
	4th Qtr	9 Months	3rd Qtr	2nd Qtr	1st Qtr
EARNINGS
Interest income	$21,703	$54,033	$19,875	$17,627	$16,531
Interest expense	6,980	15,789	6,121	5,196	4,472

Net interest income, before provision for loan losses	14,723	38,244	13,754	12,431	12,059
Provision for loan losses	1,040	2,798	1,035	1,041	722

Net interest income, after provision for loans losses	13,683	35,446	12,719	11,390	11,337
Noninterest income	5,753	18,909	6,420	6,192	6,297
Noninterest expense	15,368	42,273	15,202	13,632	13,439

Net earnings, before provision for income taxes	4,068	12,082	3,937	3,950	4,195
Provision for income taxes	1,436	3,978	1,247	1,338	1,393

Net earnings	$2,632	$8,104	$2,690	$2,612	$2,802

Basic earnings per share	$0.32	$1.04	$0.34	$0.33	$0.36
Diluted earnings per share	$0.31	$1.02	$0.34	$0.33	$0.35

Weighted average basic shares outstanding (in 000's)	8,298	7,806	7,815	7,805	7,798
Weighted average diluted shares outstanding (in 000's)	8,555	7,965	7,979	7,964	7,968
Shares outstanding at end of period (in 000's)	9,204	7,845	7,845	7,805	7,805

PERFORMANCE RATIOS
Return on average assets	0.77%	0.89%	0.84%	0.86%	0.98%
Return on average equity	8.87%	10.23%	10.01%	9.88%	10.80%
Return on average tangible equity	17.75%	19.09%	18.44%	18.53%	20.34%
Net interest margin	4.94%	4.81%	4.85%	4.88%	4.87%
Efficiency ratio, gross	75.11%	73.76%	75.79%	72.23%	73.06%
Efficiency ratio, net	73.21%	72.13%	74.03%	70.61%	71.54%
Full-time equivalent employees	628	573	573	595	557

CAPITAL
Average equity to average assets	8.72%	8.74%	8.41%	8.75%	9.08%
Book value per share	$14.95	$13.89	$13.89	$13.77	$13.35
Tangible book value per share	$7.13	$8.17	$8.17	$7.99	$7.55
Cash dividends per share	$0.08	$0.24	$0.08	$0.08	$0.08
Dividend payout ratio	28.0%	47.6%	23.3%	23.9%	22.3%

ASSET QUALITY
Gross charge-offs	$1,282	$2,374	$833	$857	$684
Recoveries from charge-offs	$(201)	$(725)	$(249)	$(268)	$(208)

Net charge-offs	$1,081	$1,649	$584	$589	$476
Net charge-offs to average loans	0.47%	0.29%	0.28%	0.30%	0.27%
Allowance for loan losses	$9,592	$7,835	$7,835	$7,383	$6,931
Allowance for loan losses to total loans	0.93%	0.92%	0.92%	0.94%	0.96%
Allowance for loan losses to nonperforming loans	203.39%	158.19%	158.19%	154.94%	216.05%
Loan to deposit ratio	92.01%	96.27%	96.27%	87.18%	82.44%

Nonaccural loans	$2,544	$2,804	$2,804	$2,272	$1,696
Loans accruing 90 days or more past due	$2,172	$2,149	$2,149	$2,493	$1,512

Total nonperforming loans	$4,716	$4,953	$4,953	$4,765	$3,208
Other real estate and repossessed assets	$2,360	$1,167	$1,167	$896	$641
Total nonperforming assets	$7,076	$6,120	$6,120	$5,661	$3,849
Nonperforming loans to total loans	0.46%	0.58%	0.58%	0.61%	0.44%
Nonperforming assets to total assets	0.46%	0.49%	0.49%	0.46%	0.33%

END OF PERIOD BALANCES
Loans, including loans held for sale	$1,031,838	$847,861	$847,861	$786,675	$725,724
Total earning assets (before allowance for loan losses)	1,334,632	1,102,692	1,102,692	1,084,723	1,035,947
Total assets	1,552,459	1,255,522	1,255,522	1,242,003	1,180,166
Deposits	1,121,422	880,728	880,728	902,356	880,306
Shareholders' equity	137,913	108,986	108,986	107,445	104,177
Tangible equity	65,670	64,086	64,086	62,359	58,905

AVERAGE BALANCES
Loans, including loans held for sale	$914,300	$759,217	$822,938	$754,879	$699,763
Total earning assets (before allowance for loan losses)	1,183,377	1,063,715	1,124,095	1,063,221	1,004,551
Total assets	1,350,593	1,212,401	1,267,287	1,212,045	1,157,872
Deposits	954,579	888,374	885,055	895,889	884,117
Shareholders' equity	117,756	105,951	106,598	106,065	105,190
Tangible equity	63,802	60,838	61,880	60,804	59,831

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED YIELD/RATE ANALYSIS

(Dollars in thousands)

	(Unaudited)
	For the Three Months Ended September 30,
	2006			2005
	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate
ASSETS
Interest-earning assets:
Total loans	$1,252,898	$28,145	8.91%	$822,938	$17,079	8.23%
Taxable securities	251,915	2,658	4.19%	271,008	2,483	3.63%
Tax-exempt securities	48,910	447	3.63%	28,419	296	4.13%
Federal funds sold	25,748	369	5.69%	1,730	17	3.90%

Total interest-earning assets	1,579,471	31,619	7.94%	1,124,095	19,875	7.01%
Less: allowance for loan losses	(10,970)			(7,391)

Total interest-earning assets, net of allowance	1,568,501			1,116,704
Noninterest-earning assets	280,574			150,583

Total assets	$1,849,075			$1,267,287

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$223,098	$942	1.68%	$204,378	$646	1.25%
Saving and money market accounts	278,039	1,560	2.23%	153,559	507	1.31%
Time deposits	444,893	4,826	4.30%	316,919	2,346	2.94%
Federal funds purchased	23,043	343	5.91%	36,502	378	4.11%
Junior subordinated deferrable interest debentures	49,996	955	7.58%	17,520	391	8.85%
Securities sold under repurchase agreements	31,135	378	4.82%	6,309	29	1.82%
Other borrowings	232,638	3,068	5.23%	202,802	1,824	3.57%

Total interest-bearing liabilities	1,282,842	12,072	3.73%	937,989	6,121	2.59%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	376,213			209,065
Other liabilities	16,725			13,635

Total liabilities	1,675,780			1,160,689
Shareholders' equity	173,295			106,598

Total liabilities and shareholders' equity	$1,849,075			$1,267,287

Net interest income		$19,547			$13,754

Net interest spread			4.21%			4.42%
Net interest margin			4.91%			4.85%

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED YIELD/RATE ANALYSIS

(Dollars in thousands)

	(Unaudited)
	For the Nine Months Ended September 30,
	2006			2005
	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate
ASSETS
Interest-earning assets:
Total loans	$1,178,793	$76,693	8.70%	$759,217	$45,452	8.00%
Taxable securities	247,761	7,627	4.12%	285,426	7,994	3.74%
Tax-exempt securities	41,539	1,262	4.06%	16,604	529	4.26%
Federal funds sold	24,665	937	5.08%	2,468	58	3.14%

Total interest-earning assets	1,492,758	86,519	7.75%	1,063,715	54,033	6.79%
Less: allowance for loan losses	(10,664)			(7,079)

Total interest-earning assets, net of allowance	1,482,094			1,056,636
Noninterest-earning assets	258,698			155,765

Total assets	$1,740,792			$1,212,401

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$229,165	$2,814	1.64%	$220,908	$2,134	1.29%
Saving and money market accounts	278,406	4,547	2.18%	156,829	1,468	1.25%
Time deposits	408,319	12,113	3.97%	310,286	6,325	2.73%
Federal funds purchased	16,493	676	5.48%	30,410	851	3.74%
Junior subordinated deferrable interest debentures	47,247	2,679	7.58%	17,520	1,171	8.94%
Securities sold under repurchase agreements	17,017	476	3.74%	6,022	75	1.67%
Other borrowings	213,286	7,901	4.95%	146,045	3,765	3.45%

Total interest-bearing liabilities	1,209,933	31,206	3.45%	888,020	15,789	2.38%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	351,257			200,351
Other liabilities	17,755			18,079

Total liabilities	1,578,945			1,106,450
Shareholders' equity	161,847			105,951

Total liabilities and shareholders' equity	$1,740,792			$1,212,401

Net interest income		$55,313			$38,244

Net interest spread			4.30%			4.41%
Net interest margin			4.95%			4.81%